EXHIBIT 10.21

Employment Agreement

Between

Image Sensing Systems, Inc. and Arthur Bourgeois

This Employment Agreement will supersede both the May 6, 2002 Consulting Agreement as well as the Addendum dated August 9, 2004.

POSITION:

Chief Financial Officer

TERM & TERMINATION

Term:   January 1, 2006 – December 28, 2006

Termination:   This Agreement will terminate December 28, 2006 unless renegotiated by the parties. Three months severance pay will be paid if terminated without cause.

CHANGE OF OWNERSHIP

For merger or sale of the Company, ISS agrees to pay six months salary in the event over 50% of the Company’s common stock changes hands, substantially all of the assets of the Company are sold or the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in stock ownership of the Company to constitute a change in control of the Company

RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:

•	Managing cash and investments

•	SEC reporting and compliance

•	Preparing financial press releases

•	Preparing budgets and forecasts

•	Preparing monthly financial reports to present to the ISS Board of Directors

•	Attending and participating in the ISS Board of Directors meetings

•	Liaison with outside auditors, attorneys, analysts, investment bankers, and commercial bankers (Wells Fargo)

•	Annual Report, proxy filing and annual shareholder meeting

•	Completing the Company’s policy and procedures manual

•	Reviewing insurance coverage

•	Reviewing all contracts for financial disclosure

•	Other duties as assigned by the CEO/President

REMUNERATION:

Annual Salary:   $132,000 for the period January 1, 2006 to December 28, 2006

Pay Period:   Semi-monthly and in advance

Hours:   A minimum of 1200 hours and a maximum of 1500 hours. Hours worked in excess of 1500 will be paid at $100 per hour. Mr. Bourgeois will submit semi-monthly time sheets with an accounting for hours worked to the CEO for his approval.

In consideration of the annual salary, Mr. Bourgeois agrees to forfeit the following benefits usually provided by ISS:

1.	Accrued vacation

2.	Company bonuses

3.	Health and medical benefits

The Agreement assumes that over the next six months, Mr. Bourgeois will train the current Controller to take on the focal point responsibilities associated with Econolite Control Products, Inc. as well as perform as the back up to the CFO to the extent she is able to adopt some of CFO’s workload as noted under the “Responsibilities” section.

EMPLOYEE		IMAGE SENSING SYSTEMS, INC.

AGREED:	/s/ Arthur Bourgeois	AGREED:	/s/ James Murdakes
	Arthur Bourgeois		James Murdakes

DATED:	MARCH 23, 2006	DATED:	MARCH 23, 2006